EXHIBIT 99.1

Energy XXI Reports Fiscal First-Quarter Results

And Provides Operational Update

● Main Pass 61 oil wells placed on production
● Fastball natural gas project placed on-line
● Cote de Mer, hurricane-affected facilities represent future volumes

HOUSTON – Nov. 2, 2009 – Energy XXI (Bermuda) Limited (NASDAQ: EXXI) (AIM: EXXI) today announced fiscal first-quarter results for the period ended Sept. 30, 2009 and provided an operational update.
For the 2010 fiscal first quarter, Energy XXI reported net cash provided by operating activities of $27.3 million and earnings before interest, taxes, depreciation, depletion and amortization (EBITDA) of $51.3 million, compared with $71.1 million and $75.9 million, respectively, in the 2009 fiscal first quarter.
The company reported a 2010 fiscal first-quarter net loss of $12.3 million, or $0.08 per share, on revenues of $84.9 million and production of 15,500 barrels of oil equivalent per day (BOE/d).  The loss includes $9.2 million of non-cash deferred tax expense primarily resulting from changes in other comprehensive income related to the value of the hedge portfolio.  In the 2009 fiscal first quarter, the company had a net loss of $4.7 million, or $.03 per share, on revenues of $119.7 million and production of 18,800 BOE/d.  The net realized price received for the company’s production in the 2010 fiscal first quarter averaged $59.59 per BOE, compared with $69.23 per BOE in the 2009 fiscal first quarter.
“The capital program is generating excellent results, reversing the fiscal first-quarter production decline,” Energy XXI Chairman and CEO John Schiller said.  “Shut-in of a key well at our South Timbalier 21 field and the virtual shut-down of the capital program in the last quarter of our 2009 fiscal year resulted in lower volumes in the just-completed 2010 fiscal first quarter.  Today, we are capable of producing nearly 20,000 BOE/d, and we still have significant volumes pending from new wells and the restoration of hurricane-affected properties.”
Volumes have been increased at the Main Pass 61 oil field offshore Louisiana, in which Energy XXI has a 50 percent working interest (WI), a 39.2 percent net revenue interest (NRI) and serves as operator.  The MP 61 #C-9 well, which was spud Sept. 5 and drilled to a total vertical depth (TVD) of 9,000 feet, was completed in the J-6 sand and placed on production at a net rate of 1,026 BOE/d.  The MP #A-10 well, which was spud Sept. 7 and drilled to 7,187 feet TVD, was completed in the J-6 sand and placed on production at a net rate of 1,013 BOE/d.  The MP 61 #A-11 well, which was spud Sept. 14 and drilled to 7,386 feet TVD, was completed in the J-6 sand and placed on production at an initial net rate of 550 BOE/d, which is continuing to ramp up.

In addition, the Newfield-operated Fastball discovery at Vioska Knoll 1003 offshore Louisiana, in which Energy XXI holds a 16.7 percent NRI, has been placed online at a currently constrained net rate of 770 BOE/d.
Onshore Louisiana, in Vermillion Parish, the Energy XXI operated Cote de Mer discovery also is nearing first production.  This project, in which Energy XXI holds a 23.6 percent NRI, is expected to be placed online in November at a rate of between 750 and 1,200 BOE per day, net to Energy XXI.
Several significant company properties offshore Louisiana continue to be curtailed due to hurricane damage on third-party pipelines.  The Eugene Island 280 field (21.4 percent NRI) is expected to return to service in November at between 250 and 300 BOE per day, net to Energy XXI; the East Cameron 334/335 field (42.5 percent NRI) is expected to return to service in December at between 900 and 1,100 BOE per day, net to Energy XXI; and the South Pass 49 field (21.2 percent NRI) is expected to return to service in February at between 700 and 800 BOE per day, net to Energy XXI.
In addition to development activities, Energy XXI is funding 14.1 percent of the exploratory costs to earn a 15.8 percent WI and 12.6 percent NRI at the ultra-deep Davy Jones prospect at South Marsh Island Block 230 on the Gulf of Mexico shelf, offshore Louisiana.  This McMoRan-operated well, which is in 20 feet of water, has been drilled to 26,300 feet toward a proposed target depth of 28,000 feet, seeking to test the Eocene (Wilcox), Paleocene and possibly Cretaceous (Tuscaloosa) sections within a large ultra-deep structure encompassing four OCS lease blocks.

Capital Expenditures
During the 2010 fiscal first quarter, capital expenditures totaled $36.9 million, excluding plug-and-abandonment costs, with $6.2 million in exploration and $30.7 million in development and other investments.

Forward-Looking Statements
All statements included in this release relating to future plans, projects, events or conditions and all other statements other than statements of historical fact included in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based upon current expectations and are subject to a number of risks, uncertainties and assumptions, including changes in long-term oil and gas prices or other market conditions affecting the oil and gas industry, reservoir performance, the outcome of commercial negotiations and changes in technical or operating conditions, among others, that could cause actual results, including project plans and related expenditures and resource recoveries, to differ materially from those described in the forward-looking statements. Energy XXI assumes no obligation and expressly disclaims any duty to update the information contained herein except as required by law.

Competent Person Disclosure
The technical information contained in this announcement relating to operations (including information in the attached Operations Report) adheres to the standard set by the Society of Petroleum Engineers.  Tom O’Donnell, Vice President of Corporate Development, a registered Petroleum Engineer, is the qualified person who has reviewed and approved the technical information contained in this announcement.

About the Company
Energy XXI is an independent oil and natural gas exploration and production company whose growth strategy emphasizes acquisitions, enhanced by its value-added organic drilling program. The company’s properties are located in the U.S. Gulf of Mexico waters and the Gulf Coast onshore.  Collins Stewart Europe Limited and Macquarie Capital (Europe) Limited are Energy XXI listing brokers in the United Kingdom.  To learn more, visit the Energy XXI website at www.energyXXI.com.

ENERGY XXI (BERMUDA) LIMITED
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In Thousands, except per share information)
(Unaudited)

As required under Regulation G of the Securities Exchange Act of 1934, provided below is a reconciliation of net income to EBITDA, a non-GAAP financial measure.  The company uses this non-GAAP measure as a key metric for the management of the company and to demonstrate the company’s ability to internally fund capital expenditures and service debt.  This non-GAAP measure is useful in comparisons of oil and gas exploration and production companies as it excludes non-operating fluctuations in assets and liabilities.

	Three Months Ended
	September 30,
	2009	2008

Net Loss as Reported	$(12,300)	$(4,651)

Total other (income) expense	18,976	20,971
Depreciation, depletion and amortization	35,351	62,409
Income tax expense (benefit)	9,247	(2,851)

EBITDA	$51,274	$75,878

EBITDA Per Share
Basic	$0.35	$0.52
Diluted	$0.35	$0.52

Weighted Average Number of Common Stock Outstanding
Basic	145,755	144,783
Diluted	145,755	144,783

ENERGY XXI (BERMUDA) LIMITED
CONSOLIDATED BALANCE SHEETS
(In Thousands, except share information)
	September 30,	June 30,
	2009	2009
ASSETS	(Unaudited)
Current Assets
Cash and cash equivalents	$107,301	$88,925
Restricted cash	526	—
Accounts receivable
Oil and natural gas sales	29,964	40,087
Joint interest billings	16,642	17,624
Insurance and other	47,004	2,562
Prepaid expenses and other current assets	36,059	16,318
Royalty deposit	1,746	1,746
Derivative financial instruments	20,629	31,404
Total Current Assets	259,871	198,666
Property and equipment, net of accumulated depreciation, depletion, amortization and impairment
Oil and natural gas properties - full cost method of accounting	1,040,188	1,102,596
Other property and equipment	8,742	9,149
Total Property and Equipment – net	1,048,930	1,111,745
Other Assets
Derivative financial instruments	1,529	3,838
Debt issuance costs, net of accumulated amortization	13,427	14,413
Total Other Assets	14,956	18,251
Total Assets	$1,323,757	$1,328,662
LIABILITIES
Current Liabilities
Accounts payable	$92,627	$81,025
Note payable	13,045	—
Accrued liabilities	50,905	36,180
Asset retirement obligations	66,700	66,244
Derivative financial instruments	13,917	15,732
Current maturities of long-term debt	2,202	4,107
Total Current Liabilities	239,396	203,288
Long-term debt, less current maturities	856,100	858,720
Deferred income taxes	29,580	26,889
Asset retirement obligations	66,803	77,955
Derivative financial instruments	1,788	4,818
Other	27,649	29,492
Total Liabilities	1,221,316	1,201,162
Commitments and Contingencies
Stockholders’ Equity
Preferred stock, $0.01 par value, 2,500,000 shares authorized and no shares issued at September 30, 2009 and June 30, 2009	—	—
Common stock, $0.001 par value, 400,000,000 shares authorized and 146,605,377 and 146,415,258 shares issued and 146,068,497 and 145,750,584 shares outstanding at September 30, 2009 and June 30, 2009, respectively	146	146
Additional paid-in capital	604,141	604,724
Accumulated deficit	(528,167)	(515,867)
Accumulated other comprehensive income, net of income taxes	26,321	38,497
Total Stockholders’ Equity	102,441	127,500
Total Liabilities and Stockholders’ Equity	$1,323,757	$1,328,662

                         ENERGY XXI (BERMUDA) LIMITED
                        CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, except per share information)
(Unaudited)

	Three Months Ended September 30,
	2009	2008

Revenues
Oil sales	$66,293	$82,062
Natural gas sales	18,614	37,682
Total Revenues	84,907	119,744

Costs and Expenses
Lease operating expense	25,425	34,998
Production taxes	1,275	2,036
Depreciation, depletion and amortization	35,351	62,409
Accretion of asset retirement obligations	5,146	2,461
General and administrative expense	8,066	6,235
Gain on derivative financial instruments	(6,279)	(1,864)
Total Costs and Expenses	68,984	106,275

Operating Income	15,923	13,469

Other Income (Expense)
Interest income	1,986	1,334
Interest expense	(20,962)	(22,305)
Total Other Income (Expense)	(18,976)	(20,971)

Loss Before Income Taxes	(3,053)	(7,502)

Income Tax Expense (Benefit)	9,247	(2,851)

Net Loss	$(12,300)	$(4,651)

Loss Per Share
Basic	$(0.08)	$(0.03)
Diluted	$(0.08)	$(0.03)

Weighted Average Number of Common Shares Outstanding
Basic	145,755	144,783
Diluted	145,755	144,783

ENERGY XXI (BERMUDA) LIMITED
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)
(Unaudited)

	Three Months Ended September 30,
	2009	2008

Cash Flows From Operating Activities
Net loss	$(12,300)	$(4,651)
Adjustments to reconcile loss to net cash
provided by (used in) operating activities:
Deferred income tax expense (benefit)	9,247	(2,851)
Change in derivative financial instruments	(12,356)	(1,342)
Accretion of asset retirement obligations	5,146	2,461
Depreciation, depletion, and amortization	35,351	62,409
Amortization of deferred gain on debt	(1,843)	(318)
Amortization and write-off of debt issuance costs	1,118	1,012
Common stock issued to Directors for services and common stock option expense	903	263
Changes in operating assets and liabilities
Accounts receivable	15,276	54,068
Prepaid expenses and other current assets	(6,696)	(14,168)
Asset retirement obligations	(9,834)	(6,480)
Accounts payable and other liabilities	3,240	(19,348)
Net Cash Provided by Operating Activities	27,252	71,055

Cash Flows from Investing Activities
Capital expenditures	(10,141)	(86,123)
Insurance payments received	7,979	—
Transfer to restricted cash	(526)	—
Other	88	—
Net Cash Used in Investing Activities	(2,600)	(86,123)

Cash Flows from Financing Activities
Proceeds from long-term debt	—	144,751
Payments on long-term debt	(4,661)	(150,083)
Purchase of bonds	—	(58,792)
Other	(1,615)	(467)
Net Cash Used in Financing Activities	(6,276)	(64,591)

Net Increase (Decrease) in Cash and Cash Equivalents	18,376	(79,659)

Cash and Cash Equivalents, beginning of period	88,925	168,962

Cash and Cash Equivalents, end of period	$107,301	$89,303

ENERGY XXI (BERMUDA) LIMITED
CONSOLIDATED OPERATIONAL INFORMATION
(Unaudited)

	Quarter Ended
	Sept. 30, 2009	June 30, 2009	Mar. 31, 2009	Dec. 31, 2008	Sept. 30, 2008

	(In thousands except for unit amounts)
Operating revenues
Crude oil sales	$58,114	$58,920	$46,492	$53,388	$119,214
Natural gas sales	9,770	15,168	20,435	33,111	44,442
Hedge gain (loss)	17,023	27,010	39,209	20,353	(43,912)
Total revenues	84,907	101,098	106,136	106,852	119,744
Percent of operating revenues from crude oil
Prior to hedge gain (loss)	85.6%	79.5%	69.5%	61.7%	72.8%
Including hedge gain (loss)	78.1%	70.8%	68.3%	62.4%	68.5%
Operating expenses
Lease operating expense
Insurance expense	5,954	4,356	4,980	4,934	4,918
Workover and maintenance	3,231	4,622	341	7,094	3,873
Direct lease operating expense	16,240	15,646	19,643	25,536	26,207
Total lease operating expense	25,425	24,624	24,964	37,564	34,998
Production taxes	1,275	(51)	1,587	1,878	2,036
Impairment of oil and gas properties	—	—	117,887	459,109	—
Depreciation, depletion and amortization	35,351	39,744	50,052	65,002	62,409
General and administrative	8,066	6,168	6,117	6,236	6,235
Other – net	(1,133)	3,852	7,643	(7,604)	597
Total operating expenses	68,984	74,337	208,250	562,185	106,275
Operating income (loss)	$15,923	$26,761	$(102,114)	$(455,333)	$13,469

Sales volumes per day
Natural gas (MMcf)	33.2	41.1	49.2	54.4	46.8
Crude oil (MBbls)	10.0	11.9	12.5	10.1	11.0
Total (MBOE)	15.5	18.7	20.7	19.2	18.8
Percent of sales volumes from crude oil	64.5%	63.6%	60.4%	52.6%	58.5%

Average sales price
Natural gas per Mcf	$3.20	$4.06	$4.62	$6.62	$10.33
Hedge gain (loss) per Mcf	2.90	3.85	2.98	1.41	(1.57)
Total natural gas per Mcf	$6.10	$7.91	$7.60	$8.03	$8.76

Crude oil per Bbl	$63.44	$54.56	$41.40	$57.38	$117.75
Hedge gain (loss) per Bbl	8.93	11.68	23.16	14.27	(36.70)
Total crude oil per Bbl	$72.37	$66.24	$64.56	$71.65	$81.05

Total hedge gain (loss) per BOE	$11.95	$15.86	$21.07	$11.54	$(25.39)

Operating revenues per BOE	$59.59	$59.36	$57.04	$60.57	$69.23
Operating expenses per BOE
Lease operating expense
Insurance expense	4.18	2.56	2.68	2.79	2.84
Workover and maintenance	2.27	2.71	0.18	4.02	2.24
Direct lease operating expense	11.40	9.19	10.56	14.48	15.15
Total lease operating expense	17.85	14.46	13.42	21.29	20.23
Production taxes	0.89	(0.03)	0.85	1.06	1.18
Impairment of oil and gas properties	—	—	63.35	260.26	—
Depreciation, depletion and amortization	24.81	23.34	26.90	36.85	36.08
General and administrative	5.66	3.62	3.29	3.54	3.60
Other – net	(0.80)	2.27	4.11	(4.31)	0.35
Total operating expenses	48.41	43.66	111.92	318.69	61.44
Operating income (loss) per BOE	$11.18	$15.70	$(54.88)	$(258.12)	$7.79

GLOSSARY

Barrel – unit of measure for oil and petroleum products, equivalent to 42 U.S. gallons.

Bcfe – billion cubic feet equivalent, used to equate liquid barrels to natural gas volumes at a general conversion rate of 6,000 cubic feet of gas per barrel.

BOE – barrels of oil equivalent, used to equate natural gas volumes to liquid barrels at a general conversion rate of 6,000 cubic feet of gas per barrel.

BOE/d – barrels of oil equivalent per day.

Field – an area consisting of a single reservoir or multiple reservoirs all grouped on, or related to, the same individual geological structural feature or stratigraphic condition. The field name refers to the surface area, although it may refer to both the surface and the underground productive formations.

MBOE – thousand barrels of oil equivalent.

MMBOE – million barrels of oil equivalent.

MD – measured depth.

Net Pay – cumulative hydrocarbon-bearing formations.

Net Revenue Interest – the percentage of production revenue allocated to the working interest after first deducting proceeds allocated to royalty and overriding interest.

Spud – to begin drilling a well.

TD – target total depth of a well.

TD’d – to finish drilling a well.

TVD – total vertical depth.

Working Interest – the interest held in lands by virtue of a lease, operating agreement, fee title or otherwise, under which the owner of the interest is vested with the right to explore for, develop, produce and own oil, gas or other minerals and bears the proportional cost of such operations.

Workover / Recompletion – operations on a producing well to restore or increase production. A workover or recompletion may be performed to stimulate the well, remove sand or wax from the wellbore, to mechanically repair the well, or for other reasons.

Enquiries of the Company

Energy XXI (Bermuda) Limited
Stewart Lawrence
Vice President, Investor Relations and Communications
+1 713-351-3006
slawrence@energyxxi.com

Collins Stewart Europe Limited
Nominated Adviser and Joint UK Broker
Piers Coombs, Stewart Wallace
+44 207 523 8350
pcoombs@collinsstewart.com

Pelham PR
James Henderson
+44 207 743 6673
james.henderson@pelhampr.com

Mark Antelme
+44 203 178 6242
mark.antelme@pelhampr.com